NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantees)

For Offer To Purchase For Cash
100%
of the
Outstanding Shares of Common Stock
At a Purchase Price of $0.0171 (subject to adjustment up to $0.0245) Net Per Share in Cash of

PeoplePC Inc.
Pursuant to the Offer to Purchase
Dated June 19, 2002
by

EL Sub, Inc.
a wholly-owned subsidiary of
EarthLink, Inc.

          As set forth in Section 3, "Procedures for Tendering Shares" in the Offer to Purchase, dated June 19, 2002 (the "Offer to Purchase"), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Offer to Purchase) if:

            (a)    certificates representing shares (the "Shares") of common stock, $0.0001 par value per share (the "Common Stock") of PeoplePC Inc., a Delaware corporation (the "Company"), are not immediately available or cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase); or

            (b)  the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

            (c)    the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

          This Notice of Guaranteed Delivery or a facsimile of it, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary so that it is received by the Depositary before the Expiration Date and must include a signature guarantee by an Eligible Institution (as defined in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is: American Stock Transfer & Trust Company

By Mail: American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038	By Facsimile Transmission: (Eligible Institutions Only) (718) 234-5001 Confirm Facsimile by Telephone: (212) 936-5100 (for Confirmation Only)	By Hand/Overnight Courier: American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, New York 11219

          Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to the Company or the Information Agent (as defined in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders the above-described Shares to EL Sub, Inc., a Delaware corporation and wholly-owned subsidiary of EarthLink, Inc., a Delaware corporation, at a purchase price of $0.0171 (subject to adjustment up to $0.0245) per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Name of Record Holder(s):

Address(es):

Area Code(s) and Tel. No(s).: (home) (work)

Signature(s):

Date: , 2002
Number of shares of Common Stock:

Certificate Number(s) (if available):

If shares of Common Stock will be tendered by book-entry transfer:
Name of Tendering Institution:

Account Number:

THE GUARANTEE BELOW MUST BE COMPLETED
GUARANTEE (Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby: (a) represents that that the above-named person(s) has a net long position in the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and that such tender of Shares complies with Rule 14e-4, and (b) guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depositary Trust Company together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.
Name of Firm:

Address:

Authorized Signature:

Name:
(Please print or type)
Title:

Area Code and Telephone Number:

Date: , 2002
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.